                                                             Exhibit 10(lxxviii)





                         AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER ("Merger Agreement") is made and entered into as of December 20, 1993 by HYSTER COMPANY, an Oregon corporation ("Hyster"), and HYSTER COMPANY, a Delaware corporation ("Hyster Delaware").

                                   Recitals

        A. Hyster is a corporation duly organized and existing under the laws of the State of Oregon. Hyster Delaware is a corporation duly organized and existing under the laws of the State of Delaware.

        B. As of the date of this Merger Agreement, Hyster has authority to issue 10 shares of common stock, no par value, of which 10 shares are issued and outstanding. As of the date of this Merger Agreement, Hyster Delaware has authority to issue 10 shares of common stock, no par value, of which 10 shares are issued and outstanding.

        C. Hyster holds all the issued and outstanding shares of Hyster Delaware. Hyster Delaware was formed by Hyster for the sole purpose of accomplishing this merger. As of the date of this Merger Agreement, Hyster Delaware does not hold any significant assets and is not engaged in any business operations. The purpose of this merger is to change Hyster's state of incorporation from Oregon to Delaware. Hyster desires to change its state of incorporation from Oregon to Delaware for the following reasons. First, Hyster's parent company, Hyster-Yale Materials Handling, Inc. ("Hyster-Yale"), is a Delaware corporation, and Hyster-Yale's parent company, NACCO Industries, Inc., is also a Delaware corporation. All domestic corporations that are affiliated with Hyster through common ownership are also Delaware corporations. Hyster's Board believes that there will be significant administrative and legal efficiencies if its state of incorporation is changed from Oregon to Delaware to conform with the state of incorporation of Hyster's affiliated domestic companies. Second, securities of Hyster may, in the future, be offered in a transaction involving a public offering. It is also the belief of Hyster's Board that Hyster's position from a business and legal standpoint in such financing transactions will be improved by its reincorporation in Delaware.

        D. Hyster and Hyster Delaware intend that this merger qualify as a tax-free merger under Section 368(a) (l) (F) of the Internal Revenue Code of 1986, as amended.

        E. Based on the above, the Boards of Directors of Hyster and Hyster Delaware have determined that it is advisable and to the advantage of Hyster and Hyster Delaware that Hyster merge with and into Hyster Delaware upon the terms and conditions herein provided pursuant to Section 252 of the General Corporation Law of the State of Delaware and Chapter 60 of Oregon Revised Statutes, and the Boards of Directors of Hyster and Hyster Delaware have approved this Merger Agreement.

        NOW, THEREFORE, the parties hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Hyster shall merge with and into Hyster Delaware on the following terms, conditions and other provisions:

                                   AGREEMENT

        SECTION 1.1.  THE MERGER.  At the Effective Time (as defined in Section
1.2 hereof) and subject to and upon the terms and conditions of Delaware law and Oregon law, Hyster will be merged with and into Hyster Delaware, the separate corporate existence of Hyster shall cease, and Hyster Delaware shall continue as the surviving corporation ("Surviving Corporation").

        SECTION 1.2. EFFECTIVE TIME. The effective time of the merger shall be 11:59 pm. (EST), December 31, 1993 ("Effective Time"). The parties hereto shall cause the merger to be consummated by filing prior to the Effective Time a Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Oregon in such form as required by, and executed in accordance with, the relevant provisions of Delaware and Oregon law.

        SECTION 1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the merger shall be as provided in the applicable provisions of Delaware and Oregon law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of Hyster and Hyster Delaware shall vest in the Surviving Corporation, and all debts, liabilities and duties of Hyster and Hyster Delaware shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 1.4.  CERTIFICATION OF INCORPORATION AND BYLAWS.

        A. The Certificate of Incorporation of Hyster Delaware in effect at the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Corporation.

        B. The Bylaws of Hyster Delaware in effect at the Effective Time shall continue to be the Bylaws of the Surviving Corporation.

        SECTION 1.5. DIRECTOR AND OFFICERS. At the Effective Time, the directors of Hyster Delaware shall be the Directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation, as amended, and Bylaws of the Surviving Corporation until their successors are elected and qualified or until their prior resignation, removal or death. At the Effective Time, the officers of Hyster Delaware shall be the officers of the Surviving Corporation, who in each case shall serve until their successors are elected and qualified or until their prior resignation, removal, or death.

        SECTION 1.6. CANCELLATION OF HYSTER DELAWARE SHARES; CONVERSION OF HYSTER SHARES. At the Effective Time, by virtue of the merger and without any action on the part of Hyster or Hyster Delaware or the holders of any of the following securities, the following shall occur:

        A. Each share of common stock of Hyster Delaware that is issued and outstanding immediately prior to the Effective Time shall be automatically cancel led and returned to the status of authorized but unissued shares.

        B. Each share of the common stock of Hyster that is issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (l) share of the validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation. The holders of Hyster stock certificates shall not be required to surrender the same in exchange for certificates of common stock in Hyster Delaware, but as certificates nominally representing shares of common stock of Hyster are surrendered for transfer, Hyster Delaware will cause to be issued certificates representing shares of common stock of Hater Delaware, and, at any time upon surrender by any holder of a certificate nominally representing shares of common stock of Hyster, Hyster Delaware will cause to be issued there for a certificate for a like number of shares of common stock of Hyster Delaware.

        C. No fractional shares of the Surviving Corporation shall be issued upon conversion of the shares of common stock of Hyster, and any shares of Hyster that do not qualify for conversion, because conversion as provided above would result in issuance of fractional shares of the Surviving Corporation, shall be cancelled as of the Effective Time.

        SECTION 1.7. SERVICE OF PROCESS. The Surviving Corporation may be served with process in the State of Oregon in any proceeding for enforcement of any obligation of Hyster as well as for enforcement of any obligations of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 60.551 through Section 60.594 of the Oregon Business Corporation Act, and the Surviving Corporation hereby irrevocably appoints the Oregon Secretary of State as its agent to accept service of process in any such suit or proceeding. The address to which a copy of such process shall be mailed by the Oregon Secretary of State until the Surviving Corporation shall have hereafter designated in writing to said Secretary of State a different address for such purpose is:

                                Hyster Company
                          Attention:  Bergen I. Bull
                          2701 N.W. Vaughn, Suite 900
                            Portland, Oregon 97210

        SECTION 1.8. AMENDMENT AND TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Merger Agreement may be terminated and abandoned by the Boards of Directors of any constituent corporation at any time prior to the date of filing the Certificate of Merger or Articles of Merger with the Secretaries of State of Delaware or Oregon. This Merger Agreement may be amended by the Boards of Directors of the constituent corporations at any time prior to the date of filing the Certificate of Merger or Articles of Merger with the Secretaries of State of Delaware or Oregon, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders of any constituent corporation shall not (l) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

        SECTION 1.9. FURTHER ASSURANCES. From time to time, as and when required by Hyster Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Hyster such deeds, conveyances, agreements, acknowledgments and other instruments, and there shall be taken or caused to be taken by Hyster such further and other actions as are necessary or desirable to vest, confirm, perfect, or acknowledge, of record or otherwise, in and to Hyster Delaware title to and possession of all property, interests, assets, rights, privileges, powers, franchises and authority of Hyster, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Hyster Delaware are fully authorized, in the name and on behalf of Hyster or otherwise, to take any and all such action and to execute and deliver any and all such deeds, conveyances, agreements, acknowledgments and other instruments.

        IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors of Hyster and Hyster Delaware, is hereby executed on behalf of each of said corporations and attested by a duly authorized officer of Hyster and Hyster Delaware.

                                   HYSTER COMPANY,
                                   an Oregon corporation

                                   By /s/ Reginald R. Eklund
                                     ------------------------------
                                     Reginald R. Eklund
ATTEST:                              Vice President

/s/ Bergen I. Bull
- ------------------------------
Bergen I. Bull, Secretary


                                   HYSTER COMPANY,
                                   a Delaware corporation


                                   By /s/ Reginald R. Eklund
                                     ------------------------------
                                     Reginald R. Eklund
ATTEST:                              Vice President


/s/ Bergen I. Bull
- ------------------------------
Bergen I. Bull, Secretary